Exhibit 10.13

                           LEASE TERMINATION AGREEMENT

      THIS AGREEMENT, made the 2nd day of February, 1999, by and between THE MOEN ORGANIZATION, INC., a New Jersey Corporation, having an office at 125 Moen Avenue, Cranford, New Jersey 07016, hereinafter called the "Landlord"; and HUMASCAN, INC., a New Jersey corporation, having an office at 125 Moen Avenue, Cranford, New Jersey 07016, hereinafter referred to as the "Tenant".

                                   WITNESSETH:

      WHEREAS, the Landlord and HumaScan, Inc. did enter into a certain lease dated June 11, 1996, hereinafter called the "Lease", in connection with approximately 29,180 square feet of the building located on the land and premises known as 125 Moen Avenue, Cranford, New Jersey 07016, hereinafter called the "leased premises"; and

      WHEREAS, the Landlord and Tenant have agreed that effective as of the 12th day of February, 1999, the Lease shall be of no further force and effect, terminated and canceled, subject to the terms and conditions hereinafter referred to,

      NOW, THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration the parties hereto covenant and agree as follows:

      1. The Landlord and Tenant agree that the Lease shall be terminated and canceled effective as of February 12, 1999.

      2. In consideration of the Landlord's agreement to enter into the within Lease Termination Agreement, the Tenant shall deliver to the Landlord, on or before February 12, 1999, the sum of One Hundred Forty Seven Thousand, Six Hundred Forty Five and 00/100 ($147,645.00) DOLLARS (the "Termination Fee").

      3. In further consideration of the Landlord's Agreement to enter into the within Lease Termination Agreement, the Tenant shall convey to Landlord all of its right, title and interest in and to that certain furniture, fixtures, and equipment located in the leased premises, free and


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clear of any liens, claims, or encumbrances, all of which furniture, fixtures, and equipment is listed and itemized on Scheduled" A " annexed hereto and made a part hereof. Such conveyance by Tenant to Landlord shall be by Bill of Sale, delivered to Landlord concurrently upon execution and delivery of this Agreement, in form and substance as set forth on Schedule "B" annexed hereto and made a part hereof. On or before February 12, 1999, Tenant shall deliver fully executed UCC-3 Termination Statements with regard to UCC-1 Financing Statements of record with respect to the furniture, fixtures, and equipment listed on Schedule "A".

      4. The parties acknowledge that the Tenant shall be responsible to pay rent and all other additional rent and charges as in the Lease required from the date of execution of this Lease Termination Agreement through January 31, 1999, and that any and all adjustments between Landlord and Tenant as may be required by the Lease shall be made effective as of January 31, 1999. The Termination Fee to be paid by Tenant to Landlord as hereinabove referred to shall be in addition to all other Lease obligations to be paid and/or adjusted through January 31, 1999, as hereinabove provided.

      5. The parties hereto covenant and agree that effective and simultaneously with the cancellation of the Lease, the Landlord and Tenant shall have no further rights, duties and obligations one to the other, and the relationship of the Landlord and Tenant shall cease and terminate and be of no further force and effect. Landlord and Tenant do hereby mutually release each other from any and all claims or liabilities occasioned or arising out of the Lease effective as of February 12, 1999, subject to (i) compliance with the terms and conditions as herein 1 provided and survival of adjustment requirements referred to in paragraph 3, and (ii) the return (or set off against the Termination Fee, at Landlord's option) of Tenant's security deposit in accordance with Articles 4(A) of the Lease. The parties agree that upon termination of the Lease on February 12, 1999, Tenant shall surrender and vacate the leased premises in accordance with the terms and conditions of the Lease.

      6. The Landlord and Tenant named hereunder do mutually represent that each has the full right and authority to enter into this Lease Termination Agreement.


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      7. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their proper hands and seals and caused these presents to be signed by their corporate officers and caused their proper corporate seals to be hereto affixed the day and year first above written.

ATTEST:                                              THE MOEN ORGANIZATION, INC.

Margaret L. Martinez                                 Steven Bartner, President

Witness

ATTEST:                                              HUMASCAN, INC.

Kenneth S. Hollander                                 Chris Blaxland, President

Witness


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